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BANC ONE CORPORATION  and Subsidiaries                                                                             EXHIBIT 12
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (2)
$(thousands)
                                                 Three Months Ended
                                                      March 31                         Years Ended December 31,
                                                 ------------------   ------------------------------------------------------------
                                                  1994       1993       1993         1992         1991       1990        1989
                                                 --------  --------   ----------   ----------   --------   ---------   -----------

Calculation excluding interest on deposits:
 Earnings:
  Income before income taxes and change in
  accounting principle and equity in earnings of
  Bank One, Texas, NA (1)                       $ 488,888  $ 402,024  $ 1,699,119  $ 1,281,222 $   879,775  $  687,029  $  361,474
  Fixed charges                                   104,285     78,573      329,874      304,443     394,563     435,768     439,339
  Less capitalized interest                          (249)      (116)        (652)      (1,199)     (1,732)     (2,181)     (2,338)
                                                  -------   --------   ----------    ---------    --------    --------   ---------
                                                $ 592,924  $ 480,481  $ 2,028,341  $ 1,584,466 $ 1,272,606  $1,120,616  $  798,475
                                                  =======   ========   ==========    =========   =========   =========     =======
Fixed charges
 Interest expense, including interest factor
 of capitalized leases and amortization of
 deferred debt expense                          $  91,664  $  66,962  $  282,555   $  263,412  $   356,234  $  403,418  $  411,975
Portion of rental payments under operating
losses deemed to be interest                       12,621     11,611      47,319       41,031       38,329      32,350      27,364
                                                  -------     ------     -------      -------      -------     -------     -------
Fixed charges                                   $ 104,285  $  78,573  $  329,874   $  304,443  $   394,563  $  435,768  $  439,339
                                                  =======     ======     =======      =======      =======     =======     =======

Ratio of earnings to fixed charges excluding
  interest deposits                                  5.69  X    6.12   X    6.15    X    5.20   X     3.23   X    2.57   X    1.82 X

Calculation including interest on deposits:
 Earnings:
  Income before income taxes and change in
  accounting principle and equity in earnings of
  Bank One, Texas, NA (1)                       $ 488,888  $  402,024 $ 1,699,119  $ 1,281,222 $   879,775  $   687,029 $  361,474
  Fixed charges                                   431,932     442,151   1,693,019    2,162,694   2,762,687    2,910,253  2,698,125
  Less capitalized interest                          (249)       (116)       (652)      (1,199)     (1,732)      (2,181)    (2,338)
                                                  -------     -------   ---------    ---------   ---------    ---------  ---------
                                                $ 920,571  $  844,059 $ 3,391,486  $ 3,442,717 $ 3,640,730  $ 3,595,101 $3,057,261
                                                  =======     =======   =========    =========   =========    =========  =========

Fixed charges
 As detailed above                              $ 104,285  $   78,573 $   329,874  $   304,443 $   394,563 $   435,768 $   439,339
 Interest on deposits                             327,647     363,578   1,363,145    1,858,251   2,368,124   2,474,485   2,258,786
                                                  -------     -------   ---------    ---------   ---------    ---------  ---------
Fixed charges                                   $ 431,932  $  442,151 $ 1,693,019  $ 2,162,694 $ 2,762,687 $ 2,910,253 $ 2,698,125
                                                  =======     =======   =========    =========   =========   ==========  =========

Ratio of earnings to fixed charges including
 interest on deposits                                2.13  X     1.91  X    2.00    X     1.59  X    1.32    $    1.24  $    1.13 X

(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991

(2) First quarter 1993 balances have been restated for the acquisition of Key Centurion
    Bancshares, Inc., and First Community Bancorp, Inc. completed in the second quarter of 1993.
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